Earnings Overview Verra Mobility Q4 Earnings Presentation For the Quarter Ended December 31, 2019 Exhibit 99.2

Forward-looking statements This presentation includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, run rate synergies and cost items, performance, strategies, prospects and other aspects of the business of Verra Mobility Corporation and its subsidiaries (collectively, “Verra Mobility”) are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the inability to launch new products or services or to profitably expand into new markets; (2) changes in applicable laws or regulations; (3) the possibility that Verra Mobility may be adversely affected by other economic, business or competitive factors; (4) the inability to recognize the anticipated benefits of the business combination with Gores Holdings, II, Inc.; and (5) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. You are cautioned not to place undue reliance upon any forward-looking statements, including the projections, which speak only as of the date made. Verra Mobility does not undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Information This presentation uses certain non-GAAP financial information, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, which further excludes certain non-cash expenses, loss on extinguishment of debt and other transactions management believes are not indicative of Verra Mobility’s business. Verra Mobility believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Verra Mobility’s financial condition and results of operations. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. A reconciliation of Verra Mobility’s non-GAAP financial information to GAAP financial information is provided in the Appendix hereto and in Verra Mobility’s Form 8-K, filed with the SEC, with the earnings press release for the period indicated.

Consolidated Full Year Results Pro Forma Revenue Pro Forma Adj. EBITDA For the Year Ended December 31, 2019 15.4% YoY Growth $ in Millions $ in Millions 15.2% YoY Growth Revenue Total Revenue of $448.7M grew $59.8M YoY or 15.4% Service revenue of $416.7M grew $32.9M or 8.6% YoY. Growth was driven by: Expansion of School Zone Speed programs in New York City Growth in tolling products with continued tailwinds in the industry and growth with our customers Offset by declines in red light service revenue resulting from the loss of Texas programs Product Revenue grew from $5.1M in 2018 to $32.0M in 2019 due to the sale and installation of 300 school zone speed cameras Pro Forma Adjusted EBITDA Adjusted EBITDA of $241.4M grew $31.9M or 15.2% over the 2018 pro forma adjusted EBITA of $209.5M Growth in product sales and integration synergies contributed to the adjusted EBITDA expansion Adjusted EBITDA margins were 54% in both 2018 and 2019 Basis of Presentation: Verra Mobility made two acquisitions in 2018; the data presented has been adjusted as if the acquisition were included in the results for all periods. The unadjusted and pro forma adjusted results of operations are included in the appendix to this presentation. All pro forma adjustments are in the commercial reporting segment. The tables and information provided were derived from exact numbers and may have immaterial rounding differences.

For the Full Year and Quarter Ended December 31, 2019 Commercial Services Refer to Basis of Presentation on slide two of this presentation Revenue of $68.2M in Q4 increased 16.7% from the same quarter in the prior year Increased toll usage across the entire portfolio and product mix drove revenue growth Adjusted EBITDA of $42.2M in the quarter improved $7.9M or 23.2% from the same period of the prior year EBITDA margins reflect improved revenue and integration synergies of the core business offset by the investment cost of European RAC Tolling Pro Forma Revenue & YoY Growth Adj. EBITDA & Margin % Pro Forma Revenue Pro Forma Adj. EBITDA 14.5% YoY Growth 14.5% YoY Growth $ in Millions $ in Millions Q4 Commentary

For the Full Year and Quarter Ended December 31, 2019 Government Solutions Revenue of $44.3M in Q4 increased 20.7% from the same quarter in the prior year Product revenue grew $6.3M driven by camera sales to a large municipality. During the same period Service Revenue improved by $1.3M Adjusted EBITDA of $17.4M in the quarter improved $4.4M or 33.3% from the same period of the prior year. The increase was the result of improved product sales in the quarter. Adj. EBITDA & Margin % Revenue & YoY Growth (3%) Revenue Adj. EBITDA $ in Millions $ in Millions 16.8% YoY Growth 17.5% YoY Growth Refer to Basis of Presentation on slide two of this presentation Q4 Commentary

For the Quarter Ended December 31, 2019 Consolidated Q4 Results Grew total revenue by $17.4 million to $112.5 million in Q4 2019 from $95.1 million in Q4 2018 Adjusted EBITDA of $59.6 million, up from $47.3 million in the same quarter of 2018 Generated cash flow from operations of $39.6 million in Q4 2019 Leverage continues to decline with increased EBITDA and strong cash flow generation Pro Forma Revenue & YoY Growth Pro Forma Adj. EBITDA & Margin % Net Debt & Leverage Q4 Revenue by Segment Commercial Services Refer to Basis of Presentation on slide two of this presentation Q4 Commentary

2020 Guidance 2020 Total Revenue is expected to grow by 10%-14% over full year 2019 Service Revenue is expected to grow 8% to 10% over full year 2019, driven by: Full year impact of photo enforcement cameras installed in 2019 Service revenue from >600 school zone speed cameras expected to install in 2020 Continued declines in red light service revenue resulting from the loss of Texas programs Product Revenue expected to grow 41% to 62% with sales of school zone speed cameras expected to double that of the prior year. Growth in installation will be offset by lower revenue per camera Adjusted EBITDA is expected to grow 5% to 8% driven by topline growth offset by investments in systems and growth opportunities including Investments in platform improvements primarily around invoicing and billing systems Lower margins on product sales due price reductions Continued investments in Europe to grow RAC tolling in that region As a result we anticipate margins to drop from 53.8% in 2019 to 51.0% in 2020 Themes for 2020 Guidance

APPENDIX

Quarterly Results of Operations

Unaudited ($ in millions)	Q1 2018 As Reported	Pro Forma HTA	Pro Forma EPC	Q1 2018 Pro Forma	Q2 2018 As Reported	Q3 2018 As Reported	Q4 2018 As Reported	Pro Forma 2018	Q1 2019 As Reported	Q2 2019 As Reported	Q3 2019 As Reported	Q4 2019 As Reported	2019
Service revenue	$69.0	$15.8	$3.0	$87.8	$97.0	$105.2	$93.8	$383.9	$98.1	$103.1	$110.8	$104.8	$416.7
Product sales	0.2	-	-	0.2	1.2	2.4	1.3	5.1	0.4	6.5	17.5	7.6	32.0
Total revenue	$69.2	$15.8	$3.0	$88.0	$98.2	$107.6	$95.1	$388.9	$98.5	$109.6	$128.2	$112.5	$448.7
Cost of service revenue	0.8	-	0.4	1.2	1.7	1.7	1.6	6.1	1.4	1.6	1.4	1.2	5.6
Cost of product sales	0.2	-	-	0.2	0.9	1.4	1.0	3.4	0.3	2.9	7.2	3.5	13.9
Operating expenses	23.7	4.4	0.8	28.9	28.8	27.8	28.6	114.1	29.3	31.8	33.0	31.5	125.6
Selling, general and administrative expenses	33.3	12.3	0.6	46.2	27.6	21.7	53.5	148.9	20.6	20.9	21.3	22.8	85.5
Depreciation, amortization, and (gain) loss on disposal of assets, net	18.5	0.4	0.0	19.0	27.5	28.8	28.5	103.8	28.9	28.8	28.7	29.3	115.8
Impairment of property and equipment	-	-	-	-	-	-	-	-	-	5.9	-	-	5.9
Total costs and expenses	$76.5	$17.0	$1.8	$95.3	$86.4	$81.4	$113.2	$376.4	$80.5	$91.9	$91.6	$88.3	$352.3
Income (loss) from operations	(7.3)	(1.2)	1.1	(7.3)	11.8	26.2	(18.1)	12.6	18.0	17.6	36.7	24.2	96.5
Interest expense, net	12.6	0.0	0.0	12.7	19.6	20.3	17.0	69.6	16.0	15.7	14.9	14.1	60.7
Loss on extinguishment of debt	10.2	-	-	10.2	-	-	16.3	26.5	-	-	-	-	-
Other (income) expense, net	(1.3)	-	(0.0)	(1.3)	(2.8)	(2.9)	(1.8)	(8.8)	(2.2)	(3.3)	(2.7)	(2.9)	(11.2)
Total other expense	$21.5	$0.0	($0.0)	$21.5	$16.8	$17.4	$31.6	$87.3	$13.8	$12.3	$12.2	$11.2	$49.5
Income (loss) before income taxes	(28.8)	(1.2)	1.2	(28.9)	(5.0)	8.8	(49.7)	(74.7)	4.1	5.3	24.5	13.0	46.9
Income tax provision (benefit)	(6.6)	0.0	0.2	(6.4)	(0.2)	2.3	(11.7)	(16.0)	1.3	1.7	6.7	3.8	13.6
Net (loss) income	($22.2)	($1.2)	$0.9	($22.5)	($4.8)	$6.5	($38.0)	($58.7)	$2.8	$3.6	$17.8	$9.2	$33.3
Bridge to adj. EBITDA													
Net (loss) income	($22.2)	($1.2)	$0.9	($22.5)	($4.8)	$6.5	($38.0)	($58.7)	$2.8	$3.6	$17.8	$9.2	$33.3
Interest expense, net	12.6	0.0	0.0	12.7	19.6	20.3	17.0	69.6	16.0	15.7	14.9	14.1	60.7
Income tax provision (benefit)	(6.6)	0.0	0.2	(6.4)	(0.2)	2.3	(11.7)	(16.0)	1.3	1.7	6.7	3.8	13.6
Depreciation and amortization	18.6	0.4	0.0	19.0	27.5	28.8	28.5	103.8	28.9	28.9	28.7	29.1	115.6
EBITDA	**$2.4**	**($0.8)**	**$1.2**	**$2.8**	**$42.0**	**$57.9**	**($4.1)**	**$98.6**	**$49.1**	**$49.8**	**$68.1**	**$56.2**	**$223.2**
Transaction and other related	18.1	11.5	-	29.6	5.8	1.7	30.9	67.9	-	1.1	0.3	0.9	2.4
Transformation expense	1.7	-	-	1.7	5.4	0.9	0.7	8.8	0.0	-	0.0	-	0.0
Loss on extinguishment of debt	10.2	-	-	10.2	-	-	16.3	26.5	-	-	-	-	-
Sponsor Fees and expenses	1.4	-	-	1.4	1.3	1.4	1.3	5.4	0.0	-	-	0.0	0.0
Impairment of property and equipment	-	-	-	-	-	-	-	-	-	5.9	-	-	5.9
Stock-based compensation	-	-	-	-	-	-	2.3	2.3	2.1	2.8	2.5	2.6	10.0
TRA liability adjustment	-	-	-	-	-	-	-	-	-	-	-	(0.1)	(0.1)
Adjusted EBITDA	**$33.8**	**$10.7**	**$1.2**	**$45.6**	**$54.6**	**$61.9**	**$47.3**	**$209.5**	**$51.3**	**$59.7**	**$70.8**	**$59.6**	**$241.4**

VERRA MOBILITY

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Quarterly Segment Results of Operations Commercial Services Unaudited ($ in millions) For the Three Months Ended Q1 2018 Q2 2018 Q3 2018 Q4 2018 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 2019 Segment Revenue Commercial Services $32.4 $59.8 $72.0 $58.4 $222.6 $62.6 $68.1 $77.6 $68.2 $276.5 HTA 15.8 – – – 15.8 – – – – – EPC 3.0 – – – 3.0 – – – – – Other – – – – – – – – – – Commercial Services Adj Pro Forma Revenue $51.2 $59.8 $72.0 $58.4 $241.4 $62.6 $68.1 $77.6 $68.2 $276.5 Segment Adj EBITDA Commercial Services $2.3 $36.7 $49.4 $33.2 $121.6 $38.0 $44.1 $51.1 $42.2 $175.4 HTA (0.8) – – – (0.8) – – – – – EPC 1.2 – – – 1.2 – – – – – Other 27.1 3.0 – 1.1 31.2 – – – – – Commercial Services Adj Pro Forma EBITDA $29.8 $39.7 $49.4 $34.2 $153.2 $38.0 $44.1 $51.1 $42.2 $175.4 Government Solutions Unaudited ($ in millions) For the Three Months Ended Q1 2018 Q2 2018 Q3 2018 Q4 2018 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 2019 Segment Revenue Government Solutions $36.8 $38.4 $35.6 $36.7 $147.5 $35.9 $41.5 $50.6 $44.3 $172.3 Segment Adj EBITDA Government Solutions Adj EBITDA $15.8 $14.7 $12.5 $13.1 $56.1 $13.2 $15.6 $19.8 $17.4 $66.0

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